EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES CEO JIM TOBIN
TO EXTEND TENURE

Company announces management changes and further organizational consolidation

Fred Colen to lead CRM group

Paul LaViolette to retire from Company

Natick, MA (June 3, 2008) – Boston Scientific Corporation (NYSE: BSX) announced today that President and Chief Executive Officer Jim Tobin will be extending his tenure at the Company.  The Company said Tobin plans to remain in his role for the foreseeable future.

The Company also announced that Fred Colen will become the President of its Cardiac Rhythm Management (CRM) group, and that Paul LaViolette, Chief Operating Officer (COO), will be retiring from the Company.

Colen has been with the Company since 1999 in a number of leadership positions.  Mostly recently, he has served as Executive Vice President, Operations and Technology, CRM.  Prior to this role, he served as Executive Vice President and Chief Technology Officer for the Company.

LaViolette first joined the Company in 1994, and he has also served in a number of leadership positions.  He has been COO since 2005.

“I am very pleased to announce that Jim Tobin will be extending his tenure as President and Chief Executive Officer of Boston Scientific,” said Pete Nicholas, Co-founder and Chairman of the Board of Boston Scientific.  “Two years ago we announced a similar extension.  During the intervening time, Jim has devoted the majority of his attention to the integration of Guidant, while Paul has managed much of the day-to-day operations of

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the rest of the Company.  After two years of Jim’s intense focus and successful leadership, our CRM business and its new management team are re-vitalized and well positioned to achieve the enormous potential of this business.  The time is now right for Jim to turn his full attention and energies back to the core challenges facing the Company as a whole, especially those relating to strategy, the development of our human capital, organizational efficiency and effectiveness, and simplifying and streamlining operations.  We are committed to delivering innovation, profitable growth, increased shareholder value, and a stronger Company for the future.  The Board and I firmly and unanimously believe Jim is the best person to continue delivering on those commitments.”

“Paul LaViolette has served this Company with passion and enthusiasm for almost 15 years, and as a friend and colleague I want to thank him for all he has done,” added Nicholas.

“The Board of Directors continues to be very satisfied with Jim’s effective and skillful leadership of Boston Scientific,” said Warren B. Rudman, Director and Chairman of the Executive Compensation and Human Resources Committee of the Board of Directors.  “All of us on the Board believe Jim remaining CEO is in the best interest of the Company, its employees, customers, patients and shareholders.  We look forward to Boston Scientific realizing its full potential under Jim’s leadership, and to its ongoing role as a global leader in the medical device industry.”

“In the nine years I have had the honor of leading Boston Scientific, we have accomplished a great deal and made remarkable progress, but there is more to do,” said Tobin.  “Across the organization, our accomplishments are the result of thousands of people around the world who every day advance our mission of helping clinicians improve patients’ lives through medical technology.  Nowhere is the promise of medical technology greater than in CRM.  For the past two years, I have had the pleasure of working directly with our talented and dedicated CRM team to rebuild that organization and make it world class again.  During this time, the contributions of two people stand out as particularly impressive and essential: Fred Colen and Bill McConnell.  I am very pleased Fred is becoming President of our CRM business.  He has done an outstanding job helping us rebuild our franchise, and I know he will lead the organization well and take full advantage of the opportunities that he, Bill and the CRM team have created for Boston Scientific.  It is also important to note that Bill will continue in a leadership role at CRM and that he will remain a member of the Company’s Executive Committee, where his experience, expertise and judgment are highly valued.”

“As we make changes and continue to simplify and streamline our operations, further organizational consolidation is inevitable, and necessary” said Tobin.  “With CRM on track for success, I am turning my attention back to the full scope of the day-to-day operations of the Company.  I am combining the CEO and COO roles,  which will provide me more direct access to the managers who run the businesses, and who now will be reporting to me.  Paul will be retiring at the end of the year.  As of July 1, he will transition his COO responsibilities to me and serve as a senior adviser, reporting to me.”

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“Over the years, Paul built a significant record of leadership and accomplishment -- both in our Company and our industry,” said Tobin.  “He touched virtually every aspect of our business, and he served as a mentor to countless members of the Boston Scientific team.  In addition, he helped foster the innovation that created the many new products that improved the lives of literally millions of patients.  Paul led our comprehensive quality efforts, which have revolutionized our systems, transformed our culture and positioned us to make quality a competitive advantage.  His impact within the Boston Scientific organization – as well as his engagement with our physician customers and other external partners – was substantial, and he will leave Boston Scientific with our deepest gratitude.  I know the entire Company joins me in thanking Paul for his extensive contributions and achievements.”

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding changes in our executive management, our programs to increase shareholder value, and our growth strategy.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT: Paul Donovan 508-650-8541 (office) 508-667-5165 (mobile) Media Relations Boston Scientific Corporation Larry Neumann 508-650-8696 (office) Investor Relations Boston Scientific Corporation